Exhibit 10.13

FIRST MODIFICATION TO PURCHASE AND SALE AGREEMENT DATED
JANUARY 12, 2017

WHEREAS Grom Social Enterprises, Inc. a Florida corporation (f/k/a Grom Holdings, Inc.) ("Grom" or the "Company"), and TELEMATE.NET SOFTWARE, LLC ("TeleMate") entered into a Purchase and Sale Agreement dated January 12, 2017; and

WHEREAS the Purchase and Sale Agreement required certain post-closing obligations of the Parties; and

WHEREAS the Parties wish to clarify certain of these obligations under the Purchase and Sale Agreement,

IT IS THEREFORE agreed to as follows:

1.           Pursuant to the post-closing Master Services Agreement ("MSA") identified as Exhibit "G" to the Purchase and Sale Agreement dated January 12, 2017, the total amount currently due and owing by TeleMate to Grom is $146,822.93 ("Over Collected Amount"). This amount shall be paid to Grom in equal monthly installments of at least $10,000.00 per month. In the event TeleMate pre-pays any of the total amount due and outstanding, there shall be no pre-payment penalty. The first payment of $10,000.00 from TeleMate was received by the Company on February 20, 2018.

All subsequent and remaining payments shall be made and are due and payable on the fifteenth (15th) day of each month commencing March 15, 2018 until the entire remaining balance is paid in full.

In the event TeleMate is able to secure outside funding from any third-party investor(s) in excess of $200,000.00 subsequent to the signing of this Agreement, TeleMate shall pay to Grom 50% of the funds in excess of the $200,000.00, up to the amount of unpaid balance of the then outstanding money due Grom.

2.           The Parties specifically acknowledge that TeleMate has met its performance goals pursuant to Paragraph 2.02(c) of the Purchase and Sale Agreement and shall receive its contingent earn out of $362,500.00 payable in shares of Grom common stock at a value of $3.25 per share, subject to all splits and adjustments in Grom common stock.

3.           In the event that Grom does not receive its minimum payment due of $10,000.00 on or before the fifteenth (15th) day of each month and said non-payment continues for a period of ten (10) calendar days following notification (electronic mail or written) to TeleMate of the nonpayment, TeleMate shall be considered in default of this Agreement.

4.           TeleMate shall not have the right to convert its common stock in Grom Social Enterprises, Inc. until such time as Grom receives payment, in full, from TeleMate in the amount of the Over Collected Amount as indicated in paragraph 1 above.

5.              In the event that Grom has not been paid in full the total amount due, as indicated in paragraph 1 above, on or before January 20, 2020, the maturity date of the convertible Promissory Note in the amount of $1,000,000.00 dated January 12, 2017 from Grom Holdings, Inc. to TeleMate.net Software, LLC shall be extended indefinitely until such time as the total amount due to Grom is paid in full by TeleMate.

6.            Any and all interest due under the terms of the Convertible Promissory Note dated January 12, 2017 shall accrue until such time as Grom is paid in full by TeleMate, the amount of which is identified in paragraph 1 above. The accrued interest will be removed from the final payment. The amount to be considered "Paid In Full" will be the Over Collected Amount minus the accrued interest on the convertible Promissory Note.

7.            Once Grom is paid in full, an acknowledgement letter will be signed by both parties.

8.            The parties agree to enter into a Leakout Agreement per Exhibit 1. below. The Leakout Agreement will apply only to material shareholders of 10% or greater from the distribution of the Grom common shares related to the Convertible Promissory Note and Earnout.

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For the purposes of clarity, the maximum number of Grom shares issuable to TeleMate assuming the full conversion of Convertible Promissory Note by TeleMate and Earnout, combined, shall be calculated as follows:

Convertible Note face value	$1,000,000
Earnout	$362,500
Total	$1,362,500
Conversion price	$3.25
Preliminary shares	419,230
Merger conversion factor	4.17
Total maximum shares	1,748,192

Therefore, the 10% threshold described above shall be calculated as 1,748,192 x 10% = 174,819 shares, or more shares that are beneficially owned by one entity.

9.              The Parties, Grom and TeleMate, agree that the Purchase and Sale Agreement dated January 12, 2017 as well as this Agreement shall be governed and interpreted under the laws of the State of Florida. Furthermore, the Parties consent to venue in Palm Beach County, Florida, and any disputes regarding this modification on the Purchase and Sale Agreement dated January 12, 2017 shall be brought in Palm Beach County.

10.            If any dispute arises between the Parties hereto and litigation results, the prevailing party shall be entitled to recover its reasonable costs and reasonable attorney's fees. In the event that there exists any conflict between this First Modification Agreement to the Purchase and Sale Agreement dated January 12, 2017 and the Purchase and Sale Agreement dated January 12, 2017, this First Modification Agreement shall control.

11. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted electronically or by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be treated as an origination document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the Parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the agreement or any amendment or other document executed in compliance with this section.

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IN WITNESS WHEREOF; the Parties hereto have executed this Agreement as of the day and year first written below:

GROM HOLDINGS, INC.:

By:	/s/ Melvin Leiner	2/22/18
	Melvin Leiner, Executive Vice President	Date

TELEMATE NET SOFTWARE, LLC

By:	/s/ Steven Tabaska	2/21/18
	Steven Tabaska, Manager & CEO	Date

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Exhibit 1 - Leakout Agreement

Grom Social Enterprises, Inc. 2060 NW Boca Raton Blvd., #6 Boca Raton, FL, 33431 Re: Leakout Agreement Gentlemen:	February 21, 2018

The undersigned is a beneficial owner of 1,748,192 shares of the common stock of Grom Social Enterprises, Inc. (the "Company"), par value $.001 per share (the "Shares"). The Shares were acquired as part of that certain First Modification Agreement between TeleMate.net and the Company (the "Agreement"). As part of the consideration included in the Agreement, the undersigned has agreed to execute and deliver to the Company this "leak-out" agreement applicable to the Shares and agrees to the terms and conditions contained hereinbelow.

The undersigned does agree, for the benefit of the Company that the undersigned will not, without the prior written consent of the Company, in its sole discretion offer to sell, sell assign, pledge, hypothecate, or otherwise dispose of, directly or indirectly, any of the Shares owned by the undersigned with respect to any such Shares, during the twelve (12) month period commencing on the date the underlying shares become eligible to become free trading, except as follows: The undersigned shall have the right, but not the obligation, to sell that number of Shares equal to a monthly maximum of 8.333% of their holdings each month for the first twelve months. This right is cumulative, which means specifically that in the event 8.333% shares are not sold in any one month, the unused balance carries over to the next month. Additional Shares may only be sold by the undersigned with the consent of the Company, in its sole discretion. Furthermore, the undersigned will permit all certificates evidencing the Shares to be endorsed with the appropriate restrictive legends and will consent to the placement of appropriate stop transfer orders with the transfer agent of the Company.

In the event there is a change in control of the Company, defined as an acquirer purchasing more the 50% of the fully diluted common stock of the Company, the terms of this Leakout Agreement shall become void and TeleMate and or/its shareholders shall be able to sell all of their unsold shares without any restriction whatsoever.

Very truly yours,

/s/ Steven Tabaska	1,748,192 shares
(Signature of holder)	Number of shares of Common Stock owned

Steven Tabaska
Please Print Name (s)

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